Exhibit 99.1

Oceaneering Announces the Promotion of David K. Lawrence

to Vice President, General Counsel and Secretary

November 14, 2011 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced today that its Board of Directors has elected David K. Lawrence as Vice President, General Counsel and Secretary of Oceaneering, effective January 1, 2012.

Mr. Lawrence joined Oceaneering in June 2005 as Assistant General Counsel and has served as Associate General Counsel since January 2011. He has over 25 years of experience as an attorney.

George R. Haubenreich, Jr., will retire as General Counsel and Secretary of Oceaneering, effective January 1, 2012. Mr. Haubenreich will continue to serve Oceaneering for a transitional period thereafter as Senior Vice President and Senior Counsel.

Oceaneering is a global oilfield provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense and aerospace industries.

For further information, please contact Jack Jurkoshek, Director Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670;

www.oceaneering.com; E-Mail investorrelations@oceaneering.com.